EXHIBIT 10.16.1

AMENDED AND RESTATED
2007 RAYMOND JAMES FINANCIAL, INC. STOCK BONUS PLAN
(As amended and restated effective December 10, 2010)

SECTION 1. PURPOSE OF THE PLAN.

The name of this plan is the Amended and Restated 2007 RAYMOND JAMES FINANCIAL, INC. STOCK BONUS PLAN (the "Plan").  The Plan is an amendment and restatement of that certain 2007 Raymond James Financial, Inc. Stock Bonus Plan (the “Original Plan”), which was previously amended and restated to permit grants of restricted stock units to Participants resident in Canada. The purpose of the Plan is to enable RAYMOND JAMES FINANCIAL, INC. (the "Company") and its Subsidiaries to attract, retain and motivate officers and certain other employees, to compensate them for their contributions to the growth and profits of the Company (or its Subsidiaries) and to encourage ownership of stock in the Company on the part of such personnel. The Plan provides incentives to participating officers and certain other employees which are linked directly to increases in shareholder value and therefore is designed to inure to the benefit of all shareholders of the Company.

SECTION 2. DEFINITIONS.

For purposes of the Plan, the following terms shall be defined as set forth below:

(a)           "Board" means the Board of Directors of the Company.

(b)           "Cause" means (i) the willful and continued failure by such Participant to perform satisfactorily the duties consistent with his or her title and position reasonably required of him or her by the Board or supervising management (other than any such failure resulting from incapacity due to physical or mental illness), (ii) the commission by such Participant of a felony, or the perpetration by such Participant of a dishonest act or common law fraud against the Company or a Subsidiary, or (iii) any other willful act or omission (including without limitation the deliberate and willful violation of any corporate policy or regulation) which could reasonably be expected to expose the Company or a Subsidiary to civil liability under the law of the applicable jurisdiction or causes or may reasonably be expected to cause significant injury to the financial condition or business reputation of the Company or a Subsidiary.  For purposes of this Subsection, no act, or failure to act, on a Participant's part shall be deemed "willful" unless done, or omitted to be done, by such Participant not in good faith and without reasonable belief that his action or omission was in the best interest of the Company or a Subsidiary.

(c)           "Code" means the Internal Revenue Code of 1986, as amended from time to time.

(d)           "Committee" means the Corporate Governance, Nominating and Compensation Committee of the Board or any successor thereto or such other committee designated by the Board to serve as the Committee hereunder, appointed by the Board from among its members, who are and shall remain Committee members only so long as they remain "non-employee directors " as defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "1934 Act"), "independent" within the meaning of Section 303A (Corporate Governance Standards) in the New York Stock Exchange Listed Company Manual, and "outside directors" within the meaning of Section 162(m) of the Code.

(e)           "Disability" means permanent and total disability as determined under the Company's long-term disability plan unless the Participant is not a participant in the Company’s long-term disability plan or in the absence of such long-term disability plan, in which case, “Disability” means a mental or physical condition which totally and presumably permanently prevents the Participant from engaging in any substantial gainful employment with the Company or the Subsidiary with which the Participant was employed prior to the inception of the disability; provided that, for purposes of awards granted hereunder that are subject to Section 409A, “Disability” means a disability within the meaning of Code Section 409A(a)(2)(C) and Treasury regulation section 1.409A-3(i)(4), as each may be amended from time to time.

(f)           "Eligible Employee" means an employee of the Company or any Subsidiary as described in Section 3, whose bonus in any fiscal year is greater than a certain amount to be determined annually by the Committee.

(g)           "Participant" means an Eligible Employee selected by the Committee pursuant to the Committee’s authority in Section 6, to receive an award of Restricted Stock or of an award of a Restricted Stock Unit.

(h)           "Performance-Related Termination" shall mean the Company's termination of a Participant's employment or other service due to a documented issue related to the Participant's performance, as determined by the Company in its sole discretion.

(i)           "Restricted Stock" means an award of shares of Stock that is subject to the restrictions set forth in Section 5.

(j)           "Restricted Stock Unit" means an award of the right to receive Stock, cash or a combination thereof, as determined in the Committee’s sole discretion, upon settlement that is subject to the restrictions set forth in Section 5A.

(k)           "Retirement" means no longer being occupied in one's business or profession and incurring a voluntary Separation from Service or involuntary Separation from Service other than for Cause from the Company or any Subsidiary after either (i) reaching a minimum age of 55 so that the combination of both age and years of employment with the Company or Subsidiary equals or exceeds 75, (ii) reaching age 60 and having 5 years of employment with the Company or a Subsidiary, or (iii) reaching age 65.

(l)           "Section 16(a) Person" means any officer or director of the Company or any Subsidiary who is subject to the reporting requirements of Section 16(a) of the 1934 Act with respect to the Stock of the Company.

(m)           “Section 409A” means Section 409A of the Code, and any proposed, temporary or final Treasury Regulations and Internal Revenue Service guidance thereunder, as each may be amended from time to time.

(n)           “Separation from Service” means a Participant’s termination of employment from the Company and its Subsidiaries; provided that, for purposes of awards granted hereunder that are subject to Section 409A, a “Separation from Service” means a Participant’s death, retirement or other termination of employment with the Company and its Subsidiaries (as determined in accordance with Code Section 409A(2)(A)(i) and Treasury regulation section 1.409A-1(h), as each may be amended from time to time).

(o)           "Stock" means the common stock of the Company, $.01 par value.

(p)           "Subsidiary" means any corporation (other than the Company) or other entity 50% or more of the total combined voting power of all classes of stock or other proprietary interests of which is owned, directly or indirectly, by the Company.

SECTION 3. ELIGIBILITY AND PARTICIPATION.

Officers and certain other employees of the Company or its Subsidiaries who are responsible for or contribute to the management, growth and/or profitability of the Company or its Subsidiaries shall be eligible to participate in the Plan.  The Participants under the Plan shall be selected from time to time by the Committee, in its sole discretion, from among Eligible Employees.

SECTION 4. AMOUNT AND FORM OF AWARDS.

(a)           Awards under the Plan shall be determined from time to time by the Committee in its discretion, including adoption by the Committee of a formula for determining awards.  In determining awards, the Committee may, in its sole discretion, among other things, determine the percentages of annual bonus to be made as awards hereunder in lieu of cash payments and the amount of the percentage discount, if any, to be used in computing the number of shares of Restricted Stock and Restricted Stock Units to be awarded to any particular Participant.  A Participant will receive such awards in Restricted Stock or Restricted Stock Units, as designated in the grant.

(b)           The maximum number of shares of Stock which may be issued under the Plan as of the Effective Date (determined in accordance with Section 10), after giving effect to all awards under the Original Plan, as Restricted Stock or which may be covered by Restricted Stock Units, when aggregated, shall be (i) 2,125,058 in total and (ii) 750,000 in any fiscal year, subject to adjustment as provided in Section 7, and, with respect to any Restricted Stock, such shares may be authorized but unissued shares, or previously issued shares reacquired by the Company, or both.  In the event any Restricted Stock or a Restricted Stock Unit is forfeited prior to the end of the Restricted Period (as defined in paragraph (c)(i) of Section 5 or in paragraph (c) of Section 5A), the shares of Stock so forfeited or the number of shares to which the forfeited Restricted Stock Unit relates shall immediately become available for future awards.

SECTION 5. RESTRICTED STOCK.

(a)           The number of shares of Restricted Stock awarded to a Participant under the Plan will be determined in accordance with Section 4(a).  In order to reflect the impact of the restrictions on the value of the Restricted Stock, as well as the possibility of forfeiture of Restricted Stock, the Committee shall, solely for purposes of determining the number of shares of Restricted Stock to be awarded to any particular Participant, apply a discount of ten percent (10%) to the fair market value of the Stock; provided however that the Committee may, where it deems appropriate, and in its sole discretion, and for purposes of determining the number of shares of Restricted Stock to be awarded to any particular Participant, apply an alternative discount rate or no discount at all.  The dollar value of an award will be divided by the fair market value of the Stock (or by the discounted fair market value of the Stock, if applicable) to determine the number of shares of Restricted Stock in an award.  The value of fractional shares will be paid in cash.  For purposes of this Plan, the fair market value of Stock for an award will be the Stock’s closing price on the New York Stock Exchange or the last sale price on any other national securities exchange registered under the Securities and Exchange Act of 1934, as amended, upon which the Stock is then listed on such date, or if the Stock was not traded on such date, on the next preceding day on which sales of shares of the Stock were reported, all as determined by the Committee.  The Committee, in its sole discretion, may provide for alternative methods of determining the fair market value of Stock for such awards, and may also provide for alternative forfeiture provisions, so long as the alternative methods or provisions do not (i) materially increase the benefits, (ii) materially increase the number of shares of Restricted Stock issued or (iii) materially modify the eligibility requirements applicable to Section 16(a) Persons.

(b)           All shares of Restricted Stock shall be issued and held in an individual account for each Participant until the Restricted Period (as defined in paragraph (c)(i) of this Section 5) has expired.  Such Company records shall, absent manifest error, be binding on the Participants.

(c)           The shares of Restricted Stock awarded pursuant to this Section 5 shall be subject to the following restrictions and conditions:

(i)           Subject to the provisions of the Plan, during the three-year period (together with any extensions thereof approved as provided herein) commencing on the date of the award (the "Restricted Period"), the Participant shall not be permitted to sell, transfer, pledge or assign shares of Restricted Stock awarded under the Plan.  The Committee may, in its sole discretion, (x) initially provide for an alternative Restricted Period or alter the three-year Restricted Period for a previously granted award (provided that the Committee may not extend the Restricted Period for a previously granted award without the Participant's written consent), (y) during any extension of such Restricted Period, provide for alternative restrictions (provided that nothing contained in this clause shall grant the Committee any additional powers under the Plan with respect to awards granted to or to be granted to Section 16(a) Persons), and (z) accelerate the lapse of any such restrictions in whole or in part or waive any such restrictions in whole or in part based on such factors and such circumstances as the Committee may determine, in its sole discretion, including, but not limited to, the Participant's Retirement, termination, death or Disability.  If a Participant is subject to an employment contract with the Company or a Subsidiary which provides for a bonus deferral that is more restrictive than the Restricted Period, then the bonus deferral provisions of that employment agreement shall take precedence.

(ii)           Unless the Committee in its sole discretion shall determine otherwise at or prior to the time of the grant of any award, the Participant shall have the right to direct the vote of his shares of Restricted Stock during the Restricted Period.  The Participant shall have the right to receive any dividends on such shares of Restricted Stock.

(iii)           Shares of Restricted Stock shall be delivered to the Participant in accordance with paragraph (a) of Section 9 promptly after, and only after, the Restricted Period shall expire or lapse (or such earlier time as the restrictions may lapse in accordance with paragraph (d) of this Section 5) without forfeiture in respect of such shares of Restricted Stock.

(d)           Subject to the provisions of paragraph (c)(i) of this Section 5, the following provisions shall apply to a Participant's shares of Restricted Stock prior to the end of the Restricted Period (including extensions):

(i)           Upon the death or Disability of a Participant, the restrictions on his or her Restricted Stock shall immediately lapse, and the Restricted Period applicable to such Restricted Stock shall expire.  Upon the death of a Participant, such Participant's Restricted Stock shall transfer to the Participant's beneficiary as such beneficiary is designated on a form provided by the Company, or if no beneficiary is so designated, by will or the laws of descent and distribution.

(ii)           Upon the Retirement of a Participant, the restrictions on his or her Restricted Stock that would have required such Participant to forfeit his or her shares of Restricted Stock for which the Restricted Period had not expired on the date of such Retirement shall immediately expire and lapse, and the Restricted Period applicable to such Restricted Stock shall expire.  Notwithstanding the foregoing, the Participant shall continue to be subject to any and all restrictions on transferability applicable to such shares of Restricted Stock, including but not limited to restrictions on the Participant’s ability to sell, transfer, pledge or assign such shares of Restricted Stock, until the date the Restricted Period would have expired in the absence of the Participant’s Retirement (or such earlier date as all other restrictions may expire and lapse pursuant to Section 5(d)(i) above or the underlying contracts with the Participant and/or the documented grant of the Participant’s award).

(iii)           If a Participant voluntarily incurs a Separation from Service (other than as a result of or pursuant to Retirement) or if a Participant involuntarily incurs a Separation from Service for Cause, such Participant shall forfeit his or her Restricted Stock for which the Restricted Period has not expired on the date of the Separation from Service.

(iv)           If a Participant involuntarily incurs a Separation from Service other than for Cause or due to Performance-Related Termination, the restrictions on his or her Restricted Stock shall immediately expire and lapse, and the Restricted Period applicable to such Restricted Stock shall expire.

(v)           If a Participant involuntarily incurs a Separation from Service due to Performance-Related Termination, the restrictions on his or her Restricted Stock shall immediately expire and lapse on a pro-rated basis (with the pro-ration being determined by comparing completed full years of service, if any, since the date of the award to the vesting schedule or by such other pro-ration method as may be set forth in the underlying contract with the Participant or in the documented grant of the specific award to the Participant), and the Restricted Period applicable to such Restricted Stock shall expire.  Any unvested shares of Restricted Stock that do not vest in accordance with the preceding sentence shall be immediately forfeited.

SECTION 5A. RESTRICTED STOCK UNITS.

(a)           The number of Restricted Stock Units awarded to a Participant under the Plan will be determined in accordance with Section 4(a).  In order to reflect the impact of the restrictions on the value of the Restricted Stock Units, as well as the possibility of forfeiture of Restricted Stock Units, the Committee shall, solely for purposes of determining the number of Restricted Stock Units to be awarded to any particular Participant, apply a discount of ten percent (10%) to the fair market value of the Stock; provided however that the Committee may, where it deems appropriate, and in its sole discretion, and for purposes of determining the number of Restricted Stock Units to be awarded to any particular Participant, apply an alternative discount rate or no discount at all.  The dollar value of an award will be divided by the fair market value of the Stock (or by the discounted fair market value of the Stock, if applicable) to determine the number of Restricted Stock Units in an award.  For purposes of this Plan, the fair market value of Stock for an award will be the Stock’s closing price on the New York Stock Exchange or the last sale price on any other national securities exchange registered under the Securities and Exchange Act of 1934, as amended, upon which the Stock is then listed on such date, or if the Stock was not traded on such date, on the next preceding day on which sales of shares of the Stock were reported, all as determined by the Committee.  In the event the Committee provides for alternative methods for grants of awards, the Committee, in its sole discretion, may provide for alternative methods of determining the fair market value of Stock for such awards, and may also provide for alternative forfeiture provisions, so long as the alternative methods or provisions do not (i) materially increase the benefits, (ii) materially increase the number of Restricted Stock Units issued or (iii) materially modify the eligibility requirements applicable to Section 16(a) Persons.

(b)           A "book entry" (i.e., a computerized or manual entry) shall be made in the records of the Company to evidence an award of Restricted Stock Units to a Participant, but no "book entry" shall be made in the Stock records of the Company at the time of an award of Restricted Stock Units.  All Restricted Stock Units shall be recorded in an individual book account for each Participant until the Restricted Period (as defined in paragraph (c) of Section 5A) has expired.  Such Company records shall, absent manifest error, be binding on the Participants.

(c)           The Restricted Stock Units awarded pursuant to this Section 5A shall be subject to the restrictions and conditions set forth in the underlying contracts with the Participants and/or as set forth in the documented grant of any award pursuant to this Plan to the Participants.  With respect to Restricted Stock Units, the “Restricted Period” shall be the three-year period (together with any extensions thereof approved as provided herein) commencing on the date of the award; provided however that the Committee may, in its sole discretion, (x) initially provide for an alternative Restricted Period or alter the three-year Restricted Period for a previously granted award (provided that the Committee may not extend the Restricted Period for a previously granted award without the Participant's written consent), (y) during any extension of such Restricted Period, provide for alternative restrictions (provided that nothing contained in this clause shall grant the Committee any additional powers under the Plan with respect to awards granted to or to be granted to Section 16(a) Persons), and (z) accelerate the lapse of any such restrictions in whole or in part or waive any such restrictions in whole or in part based on such factors and such circumstances as the Committee may determine, in its sole discretion, including, but not limited to, the Participant's Retirement, termination, death or Disability.  Notwithstanding the foregoing, if an award granted hereunder is subject to Section 409A, the issuance of shares of Stock or cash in satisfaction of the accelerated Restricted Stock Units will not be accelerated if prohibited under Section 409A, in which case shares of Stock or cash will be issued or paid in accordance with Section 5A(f) below as if no such vesting acceleration had occurred.  If a Participant is subject to an employment contract with the Company or a Subsidiary which provides for a bonus deferral that is more restrictive than the Restricted Period, then the bonus deferral provisions of that employment agreement shall take precedence.

(d)           With respect to Restricted Stock Units, no certificate for shares of Stock shall be issued at the time the grant is made (nor shall any "book entry" be made in the Stock records of the Company) and the Participant shall have no right to or interest in shares of Stock of the Company as a result of the grant of Restricted Stock Units.

(e)           Dividend equivalents may be credited in respect of Restricted Stock Units, as the Committee deems appropriate.  Such dividend equivalents may be paid in cash or converted as of the date the Restricted Period expires and lapses into shares of Stock, the number of which shall be determined as follows: (1) if the Company declares and pays a cash dividend, the number of additional shares of Stock that will be issued upon the expiration of the Restricted Period shall be equal to the quotient obtained by dividing (i) the aggregate amount or value of the dividends paid with respect to that number of shares of Stock equal to the number of Restricted Stock Units subject to the Participant’s award as of the date or dates the dividends were paid by the Company to the Company’s shareholders by (ii) the fair market value per share of Stock on the date the Restricted Period expires and lapses, rounded down to the nearest whole share of Stock; or (2) or if the Company declares and pays a Stock dividend, the number of additional shares of Stock that will be issued upon the expiration of the Restricted Period shall be equal to the number of shares of Stock distributed with respect to the shares underlying the Restricted Stock Units as of the date or dates the dividends were paid by the Company to the Company’s shareholders, rounded down to the nearest whole share of Stock.  The dividend equivalents will be subject to all of the terms and conditions of the underlying Restricted Stock Unit award to which they relate, including that the dividend equivalents will vest and become payable upon the same terms and at the same time as the Restricted Stock Units to which they relate.

(f)           Any shares of Stock or cash that may be issued or paid in satisfaction of Restricted Stock Units delivered under the Plan shall be delivered to the Participant in accordance with Section 9(a) promptly after (except as expressly provided for herein to the contrary), and only after, the Restricted Period shall expire or lapse (or such earlier time as the restrictions may lapse in accordance with paragraph (g) of this Section 5A) without forfeiture in respect of such Restricted Stock Units. Notwithstanding the foregoing, with respect to awards granted hereunder that are subject to Section 409A, such shares of Stock or cash must be delivered in accordance with Treasury Regulation Section 1.409A-3(d), as may be amended from time to time; provided, that, if the Restricted Period or applicable restrictions expire or lapse as a result of the Participant’s Retirement and the issuance or payment of shares of Stock or cash must be delayed in accordance with Section 409A(a)(2)(B)(i) of the Code (relating to payments made to certain “specified employees” of certain publicly-traded companies), such shares or cash will be delivered on the first business day following the six (6) month anniversary of the Participant’s Separation from Service, unless the Participant dies during such six (6) month period, in which case, the shares or cash will be delivered to the Participant’s estate as soon as practicable following his or her death.

(g)           Subject to the provisions of paragraph (c) of this Section 5A, the following provisions shall apply to a Participant's Restricted Stock Units prior to the end of the Restricted Period (including extensions):

(i)           Upon the death or Disability of a Participant, the restrictions on his or her Restricted Stock Units shall immediately lapse, and the Restricted Period applicable to such Restricted Stock Units shall expire.  Upon the death of a Participant, such Participant's Restricted Stock Units shall transfer to the Participant's beneficiary as such beneficiary is designated on a form provided by the Company, or if no beneficiary is so designated, by will or the laws of descent and distribution.

(ii)           Upon the Retirement of a Participant, the restrictions on his or her Restricted Stock Units that would have required such Participant to forfeit his or her Restricted Stock Units for which the Restricted Period had not expired on the date of such Retirement shall immediately expire and lapse and the Restricted Stock Units shall be settled at the end of the Restricted Period in accordance with Section 5A(f).

(iii)           If a Participant voluntarily terminates employment (other than as a result of or pursuant to Retirement) or if a Participant is involuntarily terminated for Cause, such Participant shall forfeit his or her Restricted Stock Units for which the Restricted Period has not expired on the date that the Participant voluntarily terminates employment or is involuntarily terminated for Cause.

(iv)           If a Participant involuntarily incurs a Separation from Service other than for Cause or due to Performance-Related Termination, the restrictions on his or her Restricted Stock Units shall immediately lapse, the Restricted Period applicable to such Restricted Stock Units shall expire and the Restricted Stock Units shall thereafter be settled in accordance with Section 5A(f).

(v)           If a Participant involuntarily incurs a Separation from Service due to Performance-Related Termination, the restrictions on his or her Restricted Stock Units shall immediately lapse on a pro-rated basis (with the pro-ration being determined by comparing completed full years of service, if any, since the date of the award to the vesting schedule or by such other pro-ration method as may be set forth in the underlying contract with the Participant or in the documented grant of the specific award to the Participant), the Restricted Period applicable to such Restricted Stock Units shall expire and the Restricted Stock Units shall thereafter be settled in accordance with Section 5A(f).  Any unvested Restricted Stock Units that do not vest in accordance with the preceding sentence shall be immediately forfeited.

(h)           The Committee shall have the power and authority, directly or indirectly, to establish or to cause to be established a trust for purpose of purchasing Stock on the open market, holding such Stock and using such Stock to satisfy the Company’s obligations under grants of Restricted Stock Units.  If the trust is established to satisfy the Company’s obligations with respect to grants of Restricted Stock Units to Participants resident in Canada, such trust may be structured to qualify as an "employee benefit plan" within the meaning assigned by the Income Tax Act (Canada).

SECTION 6. ADMINISTRATION.

The Plan shall be administered by the Committee which shall be appointed by the Board and which shall serve at the pleasure of the Board.

The Committee shall have the power and authority to grant Restricted Stock and Restricted Stock Units to Participants, pursuant to the terms of the Plan.

In particular, the Committee shall have the authority:

(i)           to select those employees of the Company and its Subsidiaries who are Eligible Employees;

(ii)           to determine whether and to what extent Restricted Stock or a Restricted Stock Unit is to be granted to Participants hereunder;

(iii)           to determine the number of shares of Stock to be covered by such award granted hereunder;

(iv)           to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder (including, but not limited to, the Restricted Period and the other conditions of full vesting of the Restricted Stock or the Restricted Stock Units); and

(v)           to determine the terms and conditions, not inconsistent with the terms of the Plan, which shall govern all written instructions evidencing the Restricted Stock or the Restricted Stock Unit.

The Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable; to interpret the terms and provisions of the Plan and any award issued under the Plan; and to otherwise supervise the administration of the Plan.  All decisions made by the Committee pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and the Participants.

The Committee may delegate the administrative details and management of the Plan to members of the Company’s management and staff.  No such delegation shall affect their right to make final decisions with respect to any matter arising under the Plan.

SECTION 7. ADJUSTMENTS UPON A CHANGE IN COMMON STOCK.

In the event of any change in the outstanding Stock of the Company by reason of any stock split, stock dividend, recapitalization, merger, consolidation, reorganization, combination or exchange of shares or other similar event that may equitably require an adjustment in the number or kind of shares that may be issued under the Plan pursuant to Section 4(b), then in such event (i) appropriate adjustment shall automatically be made in the maximum number and kind of shares remaining available for issuance under the Plan, and (ii) appropriate adjustment shall automatically be made in the number or kind of shares, and in the case of Restricted Stock Units, the kind of shares or other property, covered by an award under the Plan.  The Committee may take any additional action it deems necessary, in accordance with its sole discretion, to further confirm such adjustments and any such additional action shall be conclusive and binding for all purposes of the Plan.

SECTION 8. AMENDMENT AND TERMINATION.

The Plan may be amended or terminated at any time and from time to time by the Committee, subject to Board and/or shareholder approval where required by federal or state law or by applicable New York Stock Exchange rules.  Neither an amendment to the Plan nor the termination of the Plan shall adversely affect any right of any Participant with respect to any Restricted Stock or Restricted Stock Unit theretofore granted without such Participant's written consent.

SECTION 9. GENERAL PROVISIONS.

(a)           All shares of Restricted Stock and any shares of Stock that may be issued in satisfaction of Restricted Stock Units delivered under the Plan after the Restricted Period has expired shall be distributed in accordance with the instructions of each Participant.  Such shares of Stock shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed, and any applicable federal or state securities law.

(b)           Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.  The adoption of the Plan and the granting of any award hereunder shall not confer upon any employee of the Company or any Subsidiary any right to continued employment with the Company or a Subsidiary, as the case may be, nor shall it interfere in any way with the right of the Company or a Subsidiary to terminate the employment of any of its employees at any time.

(c)           No member of the Board or the Committee, nor any officer or employee of the Company acting on behalf of the Board or the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board or the Committee and each and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

(d)           During the Restricted Period (or, in accordance with Section 5(d)(ii) and Section 5A(g)(ii), until the date the Restricted Period would have expired in the absence of the event described therein), a Participant's rights and interest under the Plan may not be assigned or transferred in whole or in part either directly or by operation of law or otherwise (except in the event of a Participant's death) including, but not by way of limitation, execution, levy, garnishment, attachment, pledge, bankruptcy or in any other manner and no such right or interest of any Participant in the Plan shall be subject to any obligation or liability of such Participant.

(e)           The Company and its Subsidiaries shall have the right to deduct from any payment made under the Plan or otherwise payable as compensation to a Participant any federal, state, provincial or local income or other taxes required by law to be withheld with respect to such payment or payments to be made under the Plan.  It shall be a condition to the obligation of the Company to release Stock upon the lapse of restrictions on Restricted Stock and a condition to the issuance of any shares of Stock to satisfy a Restricted Stock Unit upon the lapse of restrictions on the Restricted Stock Unit that the Participant (i) pay to the Company, upon its demand, such amount as may be requested by the Company for the purpose of satisfying any obligation to withhold federal, state, provincial or local income or other taxes and (ii) provide the Company with a copy of any election made under Section 83 of the Code, or any amendment thereto (the "Section 83 Election") as filed with the Internal Revenue Service.  If the amount requested is not paid and the copy of the Section 83 Election, if applicable, is not provided, the Company may refuse to release or issue shares of Stock until such time as the Participant so complies.  Unless the Committee shall in its sole discretion determine otherwise, payment for taxes required to be withheld may be made in whole or in part, by an election by a Participant in accordance with rules adopted by the Committee from time to time to have the Company withhold Stock otherwise issuable pursuant to the Plan having a fair market value equal to such tax liability, to be determined in such reasonable manner as may be provided for from time to time by the Committee or as may be required in order to comply with or to conform to the requirements of any applicable or relevant laws or regulations.

(f)           The Plan is intended to comply with all applicable conditions of Rule 16b-3 of the 1934 Act or any successor statute, rule or regulation.  All transactions involving any Section 16(a) Person shall be subject to the conditions set forth in Rule 16b-3, regardless of whether such conditions are expressly set forth in the Plan.  Any provision of the Plan which is contrary to Rule 16b-3 shall not apply to Section 16(a) Persons.

(g)           With respect to awards granted hereunder that are subject to Section 409A, this Plan is intended in all respects to comply with the provisions of Section 409A and the Company shall interpret and administer the Plan in a manner consistent with Section 409A.

SECTION 10. EFFECTIVE DATE OF PLAN.

The Plan was originally effective as of the date of approval of the Plan by the Committee and the Board or such other date as the Committee and the Board determined, the Original Plan having previously been approved by the shareholders of the Company and the Board.